Contact:

Donald C. Sarvey

Editorial Enterprises, Inc.

(717) 236-7716

editorialenterprises@earthlink.net

FOR IMMEDIATE RELEASE

August 7, 2008

Graham Packaging Reports

Second Quarter 2008 Results

•	Net sales increases 5.7% to $688.2 million
•	Net income increases 455% to $28.3 million
•	LTM EBITDA growth of 6.4%

August 7, 2008, YORK, Pennsylvania, USA—Graham Packaging Holdings Company (the “Company” or “Graham Packaging”), parent company of Graham Packaging Company, L.P., today announced results for the second quarter ended June 30, 2008.

Net sales were $688.2 million for the quarter ended June 30, 2008, compared to $651.0 million for the quarter ended June 30, 2007, an increase of 5.7 percent. The increase in net sales was primarily due to an increase in resin costs, which are passed through to customers, offset slightly by lower volume due to the current market environment. Net sales for the quarter ended June 30, 2008, in North America, which makes up nearly 85 percent of total net sales, increased $18.0 million, or 3.2 percent, compared to the quarter ended June 30, 2007.

“This was a solid quarter for the Company, especially given the softness in the overall economy and in many of the key consumer goods markets. Our improved EBITDA and net income was primarily the result of the strategies we have put in place aimed at reducing and controlling our costs,” said Warren Knowlton, Chairman and Chief Executive Officer of Graham Packaging.

Mr. Knowlton continued, “Graham Packaging is a leader in the industry and is recognized for its ability to create products no others can, for its technology and engineering capabilities, and for its stable of blue chip customers. Looking ahead, our plan is to continue to capitalize on these very important differentiated characteristics, and at the same time, sustain our focus on matching capital expenditures with returns, addressing profitable versus unprofitable growth, and further reducing our cost structure. We believe that these initiatives will increase cash generation and earnings.

Operating income for the second quarter was $71.2 million, compared to $64.2 million for the same quarter last year, an increase of $7.0 million, or 10.9 percent.

Interest expense for the three months ended June 30, 2008, decreased $9.9 million, from $52.1 million in the second quarter of 2007 to $42.2 million, a drop of 19.0 percent, due to a decrease in interest rates during the quarter.

Net income for the second quarter 2008 was $28.3 million compared $5.1 million for the quarter ended June 30, 2007.

For the six months ended June 30, 2008, net sales increased 6.7 percent to $1,357.6 million from $1,272.8 million during the six months ended June 30, 2007. Operating income over the same periods increased 21.9 percent to $131.2 million from $107.6 million and net income increased to $32.1 million from a loss of $10.5 million.

Covenant compliance EBITDA* (earnings before interest, taxes, depreciation and amortization) totaled $455.0 million for the four quarters ended June 30, 2008. This is up 6.4 percent from the covenant compliance EBITDA of $427.8 for the four quarters ended June 30, 2007.

Reconciliation of net loss to EBITDA

	Four quarters ended June 30, 2008	Four quarters ended June 30, 2007
	(In millions)	(In millions)
Net loss	$(163.5)	$(105.6)
Interest income	(0.9)	(0.5)
Interest expense	195.6	210.8
Income tax provision	17.8	30.0
Depreciation and amortization	189.1	206.5
EBITDA	$238.1	$341.2

Reconciliation of EBITDA to covenant compliance EBITDA

	Four quarters ended June 30, 2008	Four quarters ended June 30, 2007
	(In millions)	(In millions)
EBITDA	$238.1	$341.2
Asset impairment charges	157.9	24.8
Other non-cash charges (a)	19.2	15.2
Fees related to monitoring agreements (b)	5.0	5.0
Non-recurring items (c)	34.8	41.6
Covenant compliance EBITDA	$455.0	$427.8

(a)	Represents the net loss on disposal of fixed assets and stock-based compensation expense.
(b)	Represents annual fees paid to Blackstone Management Partners III, L.L.C., and a limited partner of Graham Packaging under monitoring agreements.
(c)	The Company is required to adjust EBITDA, as defined above, for the following non-recurring items in the table below:

	Four quarters ended June 30, 2008	Four quarters ended June 30, 2007
	(In millions)	(In millions)
Reorganization and other related costs (i)	$24.1	$25.3
Project startup costs (ii)	10.7	16.3
	$34.8	$41.6

(i)	Represents non-recurring costs related to consulting expenses associated with the restructuring of the business, employee severance, plant closure costs, professional fees related to the pending transaction, an aborted acquisition and other costs defined in the Credit Agreement.
(ii)	Represents non-recurring costs associated with project startups.

*Covenant compliance EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) further adjusted to exclude non-recurring items, non-cash items and other adjustments required in calculating covenant compliance under the Company’s Credit Agreement and Notes, as shown in the table below. Covenant compliance EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company believes that the inclusion of covenant compliance EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the Credit Agreement and the Notes. Because not all companies use identical calculations, these presentations of covenant compliance EBITDA may not be comparable to other similarly titled measures of other companies.

As previously announced, on July 1, 2008, Graham Packaging executed an Equity Purchase Agreement with Hicks Acquisition Company I, Inc. (“Hicks Acquisition”) whereby Graham Packaging would combine with Hicks Acquisition, a Dallas-based special purpose acquisition company (“SPAC”). The transaction with Hicks Acquisition, in partnership with the Blackstone Group and other Graham equity holders, will result in a publicly traded company to be named Graham Packaging Company, Inc., and is expected to close in the fourth quarter of this year.

About Graham Packaging

Graham Packaging, based in York, PA is a worldwide leader in the design, manufacture, and sale of technology-based, customized blow-molded plastic containers for the branded food and beverage, household, personal care/specialty, and automotive lubricants product categories. The Company has an extensive blue-chip customer base that includes many of the world’s largest branded consumer products companies. It produces more than 20 billion container units annually at 83 plants in North America, Europe, and South America, and had sales of $2.49 billion in 2007.

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments, and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products, and hard-surface cleaners; and the leading supplier in the U.S., Canada, and Brazil of one-quart/one-liter plastic motor oil containers. The Blackstone Group of New York is the majority owner of Graham Packaging.

As described above, on July 1, 2008, Graham Packaging executed the Equity Purchase Agreement (the “Agreement”) with Hicks Acquisition whereby Graham Packaging would combine with Hicks Acquisition. The transaction is valued at approximately $3,200.0 million which includes the assumption of net debt of approximately $2,290.0 million.

Upon completion of the transaction the current Graham Packaging equity holders will receive $350.0 million of cash, plus warrants to purchase shares of stock in Graham Packaging Company. In exchange, the Hicks-led sponsor will retain, through a series of transactions, earn-out units, the shares of which have a trigger price of $13.75 and the warrants of which will become exercisable at a strike price of $10.00 and a trigger price of $15.00. Shares of Hicks Acquisition will be converted into shares of the newly publicly traded Graham Packaging Company.

This transaction will not result in a change of control, or otherwise constitute a breach of Graham Packaging’s obligations, under its credit agreement or its bond indentures. The transaction is subject to approval by the stockholders of Hicks Acquisition.

About Hicks Acquisition Company I, Inc.

Hicks Acquisition is a special purpose acquisition company, launched in October 2007 in an initial public offering that was at the time, at $552 million of gross proceeds, the largest SPAC IPO. Founded by Thomas O. Hicks, Hicks Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

No Assurances

There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. The description of the transaction as contained herein and in the press release issued by Hicks Acquisition on the morning of June 30, 2008, is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which was filed by Hicks Acquisition with the SEC as an exhibit to a Current Report on Form 8-K.

Additional Information about the Transaction and Where to Find It

In connection with the transaction, GPC Capital Corp. II, a wholly owned subsidiary of Graham Packaging, which will be renamed Graham Packaging Company, will own all of Graham Packaging’s assets upon consummation of the transaction, will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Hicks Acquisition and that will constitute a prospectus of GPC Capital Corp II. Hicks Acquisition will mail the proxy statement/prospectus to its stockholders. Before making any voting decision, Hicks Acquisition investors and security holders are urged to read the proxy statement/prospectus regarding the transaction when it becomes available because it will contain important information. Hicks Acquisition stockholders may obtain copies of all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to Hicks Acquisition at 100 Crescent Court, Suite 1200, Dallas, TX 75201.

Participants in the Solicitation

Graham Packaging and its officers and directors may be deemed participants in the solicitation of proxies from Hicks Acquisition’s stockholders in favor of the approval of the transaction. Information concerning Graham Packaging’s directors and executive officers is set forth in the publicly filed documents of Graham Packaging. Hicks Acquisition’s stockholders may obtain more detailed information regarding the direct and indirect interests of Graham Packaging and its directors and executive officers in the transaction by reading the preliminary proxy statement/prospectus and definitive proxy statement/prospectus regarding the transaction, which will be filed with the SEC.

Information Concerning Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Graham Packaging also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Important factors that could cause actual results to differ materially from Graham Packaging’s expectations include, without limitation:

•	uncertainties as to the timing of the transaction;

•	approval of the transaction by Hicks Acquisition’s stockholders;

•	the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals;

•	costs related to the transaction;

•	the competitive environment in the industry in which Graham Packaging operates;

•	the diversion of management time on transaction-related issues;

•	general economic conditions such as inflation or recession;

•	Graham Packaging’s ability to maintain margins due to future increases in commodity prices;

•	Graham Packaging’s loss of large customers;

•	operating Graham Packaging as a public company;

•	Graham Packaging’s continuing net losses;

•

the terms of Graham Packaging’s debt instruments restrict the manner in which Graham Packaging conducts its business and may limit Graham Packaging’s ability to implement elements of its business strategy;

•	Graham Packaging’s indebtedness could adversely affect Graham Packaging’s cash flow;

•	despite Graham Packaging’s current levels of indebtedness, Graham Packaging may incur additional debt in the future, which could increase the risks associated with Graham Packaging’s leverage;

•	Graham Packaging’s recovery of the carrying value of its assets;

•	Graham Packaging’s exposure to fluctuations in resin prices and its dependence on resin supplies;

•	risks associated with Graham Packaging’s international operations;

•

Graham Packaging’s dependence on significant customers and the risk that customers will not purchase Graham Packaging’s products in the amounts expected by Graham Packaging under their requirements contracts;

•	the majority of Graham Packaging’s sales are made pursuant to requirements contracts;

•	a decline in prices of plastic packaging;

•	Graham Packaging’s ability to develop product innovations and improve Graham Packaging’s production technology and expertise;

•	infringement on Graham Packaging’s proprietary technology;

•	sales of Graham Packaging’s beverage containers may be affected by cool summer weather;

•	risks associated with environmental regulation and liabilities;

•	the possibility that Graham Packaging’s shareholders’ interests will conflict with Graham Packaging’s interests;

•	Graham Packaging’s dependence on key management and its labor force and the material adverse effect that could result from the loss of their services;

•	Graham Packaging’s ability to successfully integrate its business with those of other businesses that Graham Packaging may acquire;

•	risks associated with a significant portion of Graham Packaging’s employees being covered by collective bargaining agreements;

•	market conditions for Graham Packaging’s products;

•	the inability to maintain growth rates;

•	the related impact on revenue, net income and fund inflows/outflows; and

•	Graham Packaging’s dependence on blow molding equipment providers.

Although Graham Packaging believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect Graham Packaging’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Graham Packaging’s Annual Report on Form 10-K and other filings with the SEC. Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof.

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